Exhibit Index:
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Exhibits:

News Release dated July 5, 2005

                             AURORA GOLD CORPORATION

NEWS RELEASE 01-2005                                                July 5, 2005

                                                            Trading Symbol: ARXG
                                                                    (NASD OTCBB)


                                  NEWS RELEASE
                                  ------------


AURORA GOLD CORPORATION (the "Company") announces that the proposal to consolidate the issued and outstanding common shares of the Company on the basis of every thirty common shares of the Company being consolidated into one common share of the Company was not approved at the June 10, 2005 Annual General Meeting of Shareholders.

The Company announces that David Jenkins, the founder of the Company and president from June 1995 to May 2001, resigned as a Director effective June 15, 2005 to pursue other interests. The Company wishes to thank Mr. Jenkins for his continued advice, support and efforts on behalf of the Company.

The Company is pleased to announce that Klaus Peter Eckhof has joined the Board of Directors' of the Company. Mr. Eckhof is a qualified geologist and member of the Australian Institute of Mining and Metallurgy. Mr. Eckhof is President and a Director of Moto Gold Mines and African Metals Corporation.

Aurora Gold Corporation is a mineral exploration company whose stock trades under the symbol "ARXG" on the NASD OTC Bulletin Board.


ON BEHALF OF THE BOARD

"Cameron Richardson"

Cameron Richardson
President and Director

This  press  release includes "Forward-Looking Statements" within the meaning of
Section 21E of the United States Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included herein, including without limitation, statements regarding potential mineralization and reserves, exploration results and future plans and objectives of the Company are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations are disclosed under the heading "Risk Factors" and elsewhere in the Company's documents filed from time to time with the United States Securities and Exchange Commission and other regulatory authorities. All dollar amounts are expressed in US dollars unless otherwise stated.